UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): July 2, 2018

Virtus Investment Partners, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-10994	26-3962811
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

100 Pearl Street, 9th Floor, Hartford, CT	06103
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (800) 248-7971
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 2, 2018, Virtus Investment Partners, Inc. (the “Company”) borrowed an additional $105 million of term loans (the “Additional Term Loans”) under its Credit Agreement, dated as of June 1, 2017, with Morgan Stanley Senior Funding, Inc., as administrative agent and the lenders from time to time a party thereto (as amended, including by Amendment No. 1 to Credit Agreement dated as of February 15, 2018 (the "Amendment")) (the “Credit Agreement”).

The Company used the proceeds of the Additional Term Loans, in combination with balance sheet resources, to fund the acquisition by Virtus Partners, Inc., a Delaware corporation and a subsidiary of the Company, of (i) 70% of the outstanding limited partnership interests of Sustainable Growth Advisers, LP, a Delaware limited partnership (“SGA”) and (ii) 100% of the outstanding membership interests of SGIA, LLC, a Delaware limited liability company and the general partner of SGA. The Additional Term Loans will initially bear interest at the annual rate equal to the Adjusted LIBO Rate (as defined in the Credit Agreement) plus 2.50%.

The Credit Agreement is described under Item 1.01 of the Company’ Current Report on Form 8-K filed with the Securities and Exchange Commission on February 21, 2018, which description is incorporated by reference herein (the “February 21 Form 8-K”). Such description is also qualified by the full text of the Amendment and the Credit Agreement (which is attached to the Amendment as Exhibit A thereto), which is attached as Exhibit 10.1 to the February 21 Form 8-K and incorporated by reference herein.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRTUS INVESTMENT PARTNERS, INC.

Date: July 2, 2018	By:	/s/ Michael A. Angerthal
	Name:	Michael A. Angerthal
	Title:	Executive Vice President and Chief Financial Officer